Exhibit 3.1

Amended and Restated Bylaws

United Parcel Service, Inc.

(a Delaware corporation)

November 17, 2017

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Section 1.	Forum	30
Section 2.	Enforceability	31

ARTICLE XII. Emergency Bylaws		31

ARTICLE XIII. Amendments		31

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ARTICLE I.
Offices.

Section 1.                                Registered Office. The registered office of United Parcel Service, Inc. (hereinafter called the Corporation), in the State of Delaware, shall be in the City of Wilmington, County of New Castle, or at such other location within the State of Delaware as determined by the Board of Directors of the Corporation. The Corporation’s registered agent in Delaware shall be Corporation Service Company, subject to change by the Board of Directors which may by resolution appoint, or change, the Corporation’s registered agent in Delaware in the manner and to the extent permitted by Delaware law.

Section 2.                                Other Offices. The Corporation may also have an office or offices at such other place or places either within or outside the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation requires.

ARTICLE II.
Meetings of Stockholders.

Section 1.                                Annual Meetings of Stockholders. The annual meeting of the stockholders for the election of directors of the Corporation and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place, if any, either within or without the State of Delaware, as may be designated from time to time by resolution of the Board of Directors.  The Board of Directors may postpone, reschedule or cancel any previously scheduled annual meeting.

Section 2.                                Special Meetings. Subject to the rights of any series of Preferred Stock, a special meeting of the stockholders for any purpose or purposes, unless otherwise proscribed by statute, may be called at any time by the Chairman of the Board or by the Board of Directors. The Board of Directors may postpone, reschedule or cancel any previously scheduled special meeting.

Section 3.                                Notice of Meetings. Except as otherwise required by law, notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten nor more than sixty days before the day on which the meeting is to be held, to each stockholder of record entitled to vote at such meeting  by delivering a written or printed notice thereof to him or her personally, or by mailing at least ten days before the day on which such meeting is to be held, postage prepaid, to his or her address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders and except as otherwise required by law, any notice to stockholders may be given by electronic transmission to the extent permitted by Section 232 of the Delaware General Corporation Law. Every such notice shall state the time and place of the meeting, if any, but need not state the purposes thereof except as otherwise required by law, the Certificate of Incorporation or these Bylaws. Whenever notice is required to be given by law or under the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws. An affidavit that notice has been given, executed by the Secretary, Assistant Secretary or any transfer agent or other agent of the Corporation, shall be prima facie evidence of the facts stated in the notice in the absence of fraud.    Notice of any adjourned meeting of the stockholders shall not be required to be given, except where expressly required by law.

Section 4.                                List of Stockholders. The Corporation shall prepare, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat.  Such list shall be arranged in alphabetical order, and shall show the address of each stockholder and the number of shares registered in the name of each stockholder, provided that nothing in this Section 4 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. For said ten days such list shall be open to the examination of any stockholder for any purpose germane to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (b) during ordinary business hours, at the principal place of business of the Corporation, and shall, if the meeting is to be held at a place, also be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any stockholder who may be present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Except as otherwise required by law, the original or a duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine such lists or to vote in person or by proxy at such meeting.

Section 5.                                Quorum. At each meeting of the stockholders, the presence, in person or by proxy, of the holders of record of shares of capital stock of the Corporation entitling the holders thereof to cast a majority of the votes entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote thereat shall constitute a quorum for the transaction of business except where otherwise provided by law or by the Certificate of Incorporation; provided that, in no event shall a quorum consist of less than such number of votes as may be required under the Delaware General Corporation Law. In the absence of a quorum, any person entitled to preside or act as Chairman of such meeting shall have the power to adjourn the meeting from time to time, in the manner provided in Section 6 of this Article II, until stockholders holding the requisite amount of voting power shall be present or represented. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called. The absence from any meeting of the number required by law or by the Certificate of Incorporation or by these Bylaws for action upon any given matter shall not prevent action at such meetings upon any other matter or matters which may properly come before the meeting, if the number of stockholders required in respect of such other matter or matters shall be present.  Subject to applicable law, if a quorum initially is present at any meeting of stockholders, the stockholders may continue to transact business until adjournment or recess, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, but if a quorum is not present at least initially, no business other than adjournment or recess may be transacted.

Section 6.                                Adjourned or Recessed Meeting. Any annual or special meeting of the stockholders, whether or not a quorum is present, may be adjourned or recessed for any reason from time to time by the Chairman of such meeting, subject to any rules and regulations adopted by the Board of Directors pursuant to Section 7(b) of this Article II. Any such meeting may be adjourned for any reason (and may be recessed if a quorum is not present or represented) from time to time by a majority of the voting power of the stock present in person or represented by proxy at the meeting and entitled to vote thereon.  At any such adjourned or recessed meeting at which a quorum may be present, any business may be transacted that might have been transacted at the meeting as originally called.

Section 7.                                Organization.

(a)                                 The Chairman of the Board, or in his or her absence, a person designated by the Board of Directors or by the Chairman of the Board, shall call meetings of the stockholders to order and shall preside at and act as Chairman thereof. The Secretary, or, in his or her absence, an Assistant Secretary, shall act as secretary at all meetings of the stockholders. In the absence from any such meeting of the Secretary and the Assistant Secretary or secretaries, the Chairman of the meeting may appoint any person present to act as secretary of the meeting.

(b)                                 The date and time of the opening and the closing of the polls for each matter upon which the stockholders shall vote at a meeting of stockholders shall be announced at the meeting.  The Board of Directors may adopt such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the Chairman of the meeting shall have the authority to adopt and enforce such rules and regulations for the conduct of any meeting of stockholders and the safety of those in attendance as, in the judgment of the Chairman, are necessary, appropriate or convenient for the conduct of the meeting.  Rules and regulations for the conduct of meetings of stockholders, whether adopted by the Board of Directors or by the Chairman of the meeting, may include without limitation, establishing:  (i) an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies and such other persons as the Chairman of the meeting shall permit; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted for consideration of each agenda item and for questions and comments by participants; (vi)  regulations for the opening and closing of the polls for balloting and matters which are to be voted on by ballot (if any); and (vii) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting.  Subject to any rules and regulations adopted by the Board of Directors, the Chairman of the meeting may convene and, for any or no reason, from time to time, adjourn and/or recess any meeting of stockholders pursuant to Section 6 of this Article II.  The Chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power to declare that a nomination or other business was not properly brought before the meeting if the facts warrant (including if a determination is made, pursuant to clause (6) of subsection 10.1 of this Article II, that a nomination or other business was not made or proposed, as the case may be, in accordance with Section 10 of this Article II), and if such Chairman should so declare, such nomination shall be disregarded or such other business shall not be transacted.

Section 8.                                Business and Order of Business. At each annual meeting of the stockholders such business may be transacted as may properly be brought before such meeting, whether or not such business is stated in the notice of such meeting or in a waiver of notice thereof except as otherwise expressly required in the Certificate of Incorporation, these Bylaws or by law. The order of business at all meetings of the stockholders shall be determined by the Chairman of the meeting.

Section 9.                                Voting; Director Nominees.

9.1                               Generally.

Each stockholder of the Corporation shall, except as otherwise required by law, at every meeting of the stockholders be entitled to such number of votes, in person or by proxy, for each share of the capital stock of the Corporation registered in his or her name on the books of the Corporation, as provided in the Certificate of Incorporation. Any vote on shares may be given by the stockholder entitled thereto in person or by his or her proxy appointed in any manner permitted by law; provided, however, that no proxy shall be voted on after three years from its date unless said proxy provides for a longer period. Except as otherwise provided by statute, the vote on any question need not be by ballot.

9.2                               Voting in Director Elections.

At every meeting of stockholders for the election of directors, duly called and held at which a quorum is present, each director shall be elected by the affirmative vote of the majority of the votes cast; provided, that if (a) the Secretary receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the requirements for stockholder nominees for director set forth in Section 10 or Section 11 of this Article II, and (b) such nomination has not been withdrawn by such stockholder on or before the date that is five business days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission (the “SEC”) such that the number of nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote thereon. For purposes of this subsection 9.2   of Article II, a majority of the votes cast means that the number of votes ‘for’ a director nominee must exceed the number of votes ‘against’ that director nominee. If directors are to be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote thereon, stockholders shall not be permitted to vote ‘against’ a director nominee.

9.3                               Voting on Other Matters.

All matters other than the election of directors shall be decided by the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote thereon, unless otherwise provided by the rules of any stock exchange upon which the Corporation’s securities are listed or unless otherwise required by law, the Certificate of Incorporation, or these Bylaws.

9.4                               Submission of Information by Director Nominees.

(1)                                 To be eligible to be a nominee for election or re-election to the Corporation under clause (2)(c) of subsection 10.1 or under Section 11, a person must deliver to the Secretary of the Corporation at the principal executive offices of the Corporation the following information:

(a)                                 a written representation and agreement, which shall be signed by such person and pursuant to which such person shall represent and agree that such person:  (1) consents to serving as a director if elected and (if applicable) to being named in the Corporation’s proxy statement and form of proxy as a nominee, and currently intends to serve as a director for the full term for which such person is standing for election; (2) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity:  (i) as to how the person, if elected as a director, will act or vote on any issue or question that has not been disclosed to the Corporation; or (ii) that could limit or interfere with the person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law; (3) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the Corporation; and (4) if elected as a director, will comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors (which will be provided to such person promptly following a request therefor); and

(b)                                 all completed and signed questionnaires required of the Corporation’s directors (which will be provided to such person promptly following a request therefor).

(2)                                 A nominee for election or re-election as a director of the Corporation under clause (2)(c) of subsection 10.1 or under Section 11 shall also provide to the Corporation such other information as it may reasonably request.  The Corporation may request such additional information as necessary to permit the Board of Directors to determine the eligibility of such person to serve as a director of the Corporation, including information relevant to a determination whether such person can be considered an independent director.

(3)                                 All written and signed representations and agreements and all completed and signed questionnaires required pursuant to subsection 9.4(1) above, and the additional information described in subsection 9.4(2) above, shall be considered timely if provided to the Corporation by the deadlines specified in subsection 10.1 or Section 11, as applicable.  All information provided pursuant to this subsection 9.4 shall be deemed part of the stockholder’s notice submitted pursuant to subsection 10.1 or a Stockholder Notice (as defined in Section 11 below), as applicable.

Section 10.                         Notice of Stockholder Business and Nominations.

10.1                        Annual Meeting.

(1)                                 An annual meeting of the stockholders, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, on such date, and at such time as the Board of Directors shall determine.

(2)                                 Nominations of persons for election to the Board of Directors and the proposal of business other than nominations to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s proxy materials with respect to such meeting (including the notice of meeting and any supplement thereto), (b) by or at the direction of the Board of Directors, (c) by any stockholder of the Corporation at the time the notice required in the following paragraph is delivered to the Secretary, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this subsection 10.1 or (d) by any Eligible Stockholder (as defined in subsection 11.2(2) below) whose Stockholder Nominee (as defined in subsection 11.2(2) below) is included in the Corporation’s proxy materials for the relevant annual meeting of stockholders. For the avoidance of doubt, clauses (c) and (d) above shall be the exclusive means for a stockholder to make director nominations and clause (c) above shall be the exclusive means for a stockholder to propose other business at an annual meeting of stockholders (other than a proposal included in the Corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Securities Exchange Act of 1934 (such Act and the rules and regulations promulgated thereunder, the “Exchange Act”)).

(3)                                 For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the foregoing paragraph, (a) the stockholder must have given timely notice thereof in writing to the Secretary in accordance with this subsection 10.1, (b) any business other than a nomination must be a proper matter for stockholder action under Delaware law, and (c) the stockholder and the beneficial owner, if any, on whose behalf any such proposal or nomination is made, must have acted in accordance with the representations set forth in the Solicitation Statement (as defined in clause (4)(d)(v) of this subsection 10.1) required by these Bylaws. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business (as defined in clause (7) of this subsection 10.1) on the 90th day nor earlier than the close of business on the 150th day prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than thirty days prior to or delayed by more than thirty days after the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined in clause (7) of this subsection 10.1) of the date of such meeting is first made by the Corporation. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice of the meeting has already been given to stockholders or a public announcement of the meeting date has already been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(4)                                 Such stockholder’s notice shall set forth:

(a)                                 if such notice pertains in whole or in part to the nomination of directors, as to each person whom the stockholder proposes to nominate for election or reelection as a director (1) all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of directors in an election contest, or as otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, and (2) all written and signed representations and agreements and all completed and signed questionnaires required pursuant to subsection 9.4 above; provided, however, that, in addition to the information required in the stockholder’s notice pursuant to this subsection 10.1, such person shall also provide to the Corporation such other information that the Corporation may reasonably request and that is necessary to permit the Corporation to determine the eligibility of such person to serve as a director of the Corporation, including information relevant to a determination whether such person can be considered an independent director and such information shall be considered timely if provided to the Corporation promptly upon request by the Corporation, but in any event within five business days after such request;

(b)                                 as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the proposal is made;

(c)                                  as to (1) the stockholder giving the notice and (2) the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “party”):

(i)                                     the name and address of each such party as they appear on the Corporation’s books;

(ii)                                  (A) the class, series, and number of shares of the Corporation that are owned of record by each such party as of the date of notice, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of the class or series and number of shares of the Corporation owned of record by each such party as of the record date for the meeting and (B) a representation that the party (or a qualified representative thereof) intends to appear at the meeting to make such nomination or propose such business; and

(d)                                 as to either the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made or the other business is proposed, as to such beneficial owner, and if such stockholder or beneficial owner is an entity, as to each director, executive, managing member or control person of such entity (any such individual or control person, a “control person”):

(i)                                     the class, series, and number of shares of the Corporation that are beneficially owned (as defined in clause (7) of this subsection 10.1) by such stockholder or beneficial owner and by any control persons as of the date of notice, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of the class, series and number of shares of the Corporation beneficially owned by such party and by any control persons as of the record date for the meeting;

(ii)                                  a description of any agreement, arrangement, or understanding with respect to the nomination or other business between or among such stockholder, beneficial owner or control person and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable) and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting;

(iii)                               a description of any agreement, arrangement, or understanding (including without limitation any option, warrant, convertible security, hedging transaction, borrowed or loaned shares or similar right) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such party or any control persons the effect or intent of which is to mitigate loss, manage risk, or benefit from changes in the share price of any class or series of the Corporation’s stock, or maintain, increase or decrease the voting power of such party or any control person with respect to securities of the Corporation, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement, or understanding in effect as of the record date for the meeting;

(iv)                              any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act; and

(v)                                 a representation whether or not either such party will engage in a solicitation with respect to the nomination or other business and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation (as defined in Rule 14a-1(l) under the Exchange Act),  deliver a proxy statement and/or form of proxy to holders of, in the case of a proposal, at least the percentage of capital stock of the Corporation required under applicable law to carry the proposal or, in the case of a nomination or nominations, at least fifty percent (50%) of the voting power of all of the shares of capital stock of the Corporation (such statement, a “Solicitation Statement”).

(5)                                 All information provided pursuant to this subsection 10.1 shall be deemed part of a stockholder’s notice for purposes of this subsection 10.1. Notwithstanding anything in clause (3) of this subsection 10.1 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least ten days prior to the last day a stockholder may deliver a notice in accordance with this subsection 10.1, a stockholder’s notice required by these Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(6)                                 A person shall not be eligible for election or re-election as a director at an annual meeting unless (a) the person is nominated by a stockholder in accordance with clause (2)(c) of this subsection 10.1, (b) the person is nominated by an Eligible Stockholder in accordance with Section 11 or (c) the person is nominated by or at the direction of the Board of Directors.

(7)                                 For purposes of these Bylaws, “close of business” shall mean 6:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day, and “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act. For purposes of clause (4)(d)(i) of this subsection 10.1, shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing) (a) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (b) the right to vote such shares, alone or in concert with others and/or (c) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

10.2                        Special Meetings.

(1)                                 Subject to the rights of any series of Preferred Stock, special meetings of the stockholders, other than those required by statute, may be called at any time by the Chairman of the Board or by the Board of Directors.

(2)                                 Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Board of Directors. The notice of such special meeting shall include the purpose for which the meeting is called. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (a) by or at the direction of the Board of Directors or (b) by any stockholder at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures applicable to nominations at annual meetings set forth in subsection 10.1 of this Article II. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders only if the stockholder’s notice required by subsection 10.1 of this Article II shall be received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 150th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the date on which public announcement of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made by the Corporation. In no event shall an adjournment, recess or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A person shall not be eligible for election or reelection as a director at a special meeting unless the person is nominated (i) by or at the direction of the Board of Directors or (ii) by a stockholder in accordance with the notice procedures set forth in subsection 10.1 of Article II.

10.3                        General. Each of the Chairman of the Board, the Board of Directors and the Chairman of the meeting shall have the power to determine whether a nomination or any business proposed to be brought before the meeting was made or brought, as the case may be, in accordance with the procedures set forth in these Bylaws (including whether a stockholder or beneficial owner has acted in accordance with the representations set forth in the Solicitation Statement) and, if any proposed nomination or business is not in compliance with these Bylaws, then except as otherwise required by law, the Chairman of the meeting shall have the power to declare that such nomination shall be disregard or that such other business shall not be transacted.  Notwithstanding the foregoing provisions of this Section 10, unless otherwise required by law or otherwise determined by the Chairman of the Board, the Board of Directors, or the Chairman of the meeting (1) if the stockholder does not provide the information required under clauses (4)(c)(ii)(A) and (4)(d)(i)-(iii) of this subsection 10.1 to the Corporation within the time frames specified herein, (2) if the stockholder or beneficial owner has not acted in accordance with the representations set forth in the Solicitation Statement, or (3) if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other business, such nomination shall be disregarded and such other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of these Bylaws, to be considered a qualified representative of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such nomination or proposal at such meeting stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

Section 11.                         Proxy Access for Director Nominations.

11.1                        Eligibility.

Subject to the terms and conditions of these Bylaws, in connection with an annual meeting of stockholders at which directors are to be elected, the Corporation (a) shall include in its proxy statement and on its form of proxy the names of, and (b) shall include in its proxy statement the “Additional Information” (as defined below) relating to, a number of nominees specified pursuant to subsection 11.2(1) (the “Authorized Number”) for election to the Board of Directors submitted pursuant to this Section 11 (each, a “Stockholder Nominee”), if:

(a)                                 the Stockholder Nominee satisfies the eligibility requirements in this Section 11,

(b)                                 the Stockholder Nominee is identified in a timely notice (the “Stockholder Notice”) that satisfies this Section 11 and is delivered by a stockholder that qualifies as, or is acting on behalf of, an Eligible Stockholder (as defined below),

(c)                                  the Eligible Stockholder satisfies the requirements in this Section 11 and expressly elects at the time of the delivery of the Stockholder Notice to have the Stockholder Nominee included in the Corporation’s proxy materials, and

(d)                                 the additional requirements of these Bylaws are met.

11.2                        Definitions.

(1)                                 The maximum number of Stockholder Nominees appearing in the Corporation’s proxy materials with respect to an annual meeting of stockholders (the “Authorized Number”) shall not exceed the greater of (i) two or (ii) twenty percent (20%) of the number of directors in office as of the last day on which a Stockholder Notice may be delivered pursuant to this Section 11 with respect to the annual meeting, or if such amount is not a whole number, the closest whole number (rounding down) below twenty percent (20%); provided that the Authorized Number shall be reduced (i) by any Stockholder Nominee whose name was submitted for inclusion in the Corporation’s proxy materials pursuant to this Section 11 but whom the Board of Directors decides to nominate as a Board nominee, (ii) by any directors in office or director nominees that in either case shall be included in the Corporation’s proxy materials with respect to the annual meeting as an unopposed (by the Corporation) nominee pursuant to an agreement, arrangement or other understanding between the Corporation and a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of capital stock, by the stockholder or group of stockholders, from the Corporation), and (iii) by any nominees who were previously elected to the Board of Directors as Stockholder Nominees at any of the preceding two annual meetings and who are nominated for election at the annual meeting by the Board of Directors as a Board nominee. In the event that one or more vacancies for any reason occurs after the date of the Stockholder Notice but before the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Authorized Number shall be calculated based on the number of directors in office as so reduced.

(2)                                 To qualify as an “Eligible Stockholder,” a stockholder or a group as described in this Section 11 must:

(a)                                 Own and have Owned (as defined below), continuously for at least three years as of the date of the Stockholder Notice, a number of shares (as adjusted to account for any stock dividend, stock split, subdivision, combination, reclassification or recapitalization of shares of the Corporation’s capital stock that are entitled to vote generally in the election of directors) that represents at least three percent (3%) of the outstanding shares of the Corporation’s capital stock that are entitled to vote generally in the election of directors as of the date of the Stockholder Notice (the “Required Shares”), and

(b)                                 thereafter continue to Own the Required Shares through such annual meeting of stockholders.

For purposes of satisfying the ownership requirements of this subsection 11.2(2), a group of not more than twenty stockholders and/or beneficial owners may aggregate the number of shares of the Corporation’s capital stock that are entitled to vote generally in the election of directors that each group member has individually Owned continuously for at least three years as of the date of the Stockholder Notice if all other requirements and obligations for an Eligible Stockholder set forth in this Section 11 are satisfied by and as to each stockholder or beneficial owner comprising the group whose shares are aggregated. No shares may be attributed to more than one Eligible Stockholder, and no stockholder or beneficial owner, alone or together with any of its affiliates, may individually or as a member of a group qualify as or constitute more than one Eligible Stockholder under this Section 11. A group of any two or more funds shall be treated as only one stockholder or beneficial owner for this purpose if they are under common management and investment control. For purposes of this Section 11, the term “affiliate” or “affiliates” shall have the meanings ascribed thereto under the rules and regulations promulgated under the Exchange Act.

(3)                                 For purposes of this Section 11:

(a)                                 A stockholder or beneficial owner is deemed to “Own” only those outstanding shares of the Corporation’s capital stock that are entitled to vote generally in the election of directors as to which the person possesses both (1) the full voting and investment rights pertaining to the shares and (2) the full economic interest in (including the opportunity for profit and risk of loss on) such shares, except that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares (A) sold by such person in any transaction that has not been settled or closed, (B) borrowed by the person for any purposes or purchased by the person pursuant to an agreement to resell, or (C) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by the person, whether the instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation’s capital stock that are entitled to vote generally in the election of directors, if the instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, the person’s full right to vote or direct the voting of the shares, and/or (y) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of the shares by the person. The terms “Owned,” “Owning” and other variations of the word “Own,” when used with respect to a stockholder or beneficial owner, have correlative meanings. For purposes of clauses (A) through (C), the term “person” includes its affiliates.

(b)                                 A stockholder or beneficial owner “Owns” shares held in the name of a nominee or other intermediary so long as the person retains both (1) the full voting and investment rights pertaining to the shares and (2) the full economic interest in the shares. The person’s Ownership of shares is deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the stockholder.

(c)                                  A stockholder or beneficial owner’s Ownership of shares shall be deemed to continue during any period in which the person has loaned the shares if the person has the power to recall the loaned shares on not more than five business days’ notice and (1) the person recalls the loaned shares within five business days of being notified that its Stockholder Nominee shall be included in the Corporation’s proxy materials for the relevant annual meeting, and (2) the person holds the recalled shares through the annual meeting.

(4)                                 For purposes of this Section 11, the “Additional Information” referred to in subsection 11.1 that the Corporation will include in its proxy statement is:

(a)                                 the information set forth in the Schedule 14N provided with the Stockholder Notice concerning each Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the applicable requirements of the Exchange Act and the rules and regulations thereunder, and

(b)                                 if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder (or, in the case of a group, a written statement of the group), not to exceed 500 words, in support of its Stockholder Nominee(s), which must be provided at the same time as the Stockholder Notice for inclusion in the Corporation’s proxy statement for the annual meeting (the “Statement”).

Notwithstanding anything to the contrary contained in this Section 11, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation or listing standard. Nothing in this Section 11 shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Stockholder Nominee.

11.3                        Stockholder Notice and Other Informational Requirements.

(1)                                 The Stockholder Notice shall set forth all information, representations and agreements required under subsection 10.1(4) above, including the information required with respect to (a) any nominee for election as a director, (b) the stockholder giving notice of an intent to nominate a candidate for election, and (c) any stockholder, beneficial owner or other person on whose behalf the nomination is made under this Section 11. In addition, such Stockholder Notice shall include:

(a)                                 a copy of the Schedule 14N that has been or concurrently is filed with the SEC under the Exchange Act,

(b)                                 a written statement of the Eligible Stockholder (and in the case of a group, the written statement of each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder), which statement(s) shall also be included in the Schedule 14N filed with the SEC: (1) setting forth and certifying to the number of shares of the Corporation’s capital stock that are entitled to vote generally in the election of directors the Eligible Stockholder Owns and has Owned (as defined in subsection 11.2(3) of these Bylaws) continuously for at least three years as of the date of the Stockholder Notice and (2) agreeing to continue to Own such shares through the annual meeting,

(c)                                  the written agreement of the Eligible Stockholder (and in the case of a group, the written agreement of each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) addressed to the Corporation, setting forth the following additional agreements, representations, and warranties:

(1)                                 it shall provide (A) within five business days after the date of the Stockholder Notice, one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year holding period, specifying the number of shares that the Eligible Stockholder Owns, and has Owned continuously in compliance with this Section 11, (B) within five business days after the record date for the annual meeting both the information required under subsections 10.1(4)(c)(ii)(A) and 10.1(4)(d)(i)-(iii) and notification in writing verifying the Eligible Stockholder’s continuous Ownership of the Required Shares, in each case, as of such date, and (C) immediate notice to the Corporation if the Eligible Stockholder ceases to own any of the Required Shares prior to the annual meeting,

(2)                                 it (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have this intent, (B) has not nominated and shall not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 11, (C) has not engaged and shall not engage in, and has not been and shall not be a participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in, a solicitation within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or any nominee(s) of the Board of Directors, and (D) shall not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation,

(3)                                 it will (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of the nomination or solicitation process pursuant to this Section 11, (C) comply with all laws, rules, regulations and listing standards applicable to its nomination or any solicitation in connection with the annual meeting, (D) file with the SEC any solicitation or other communication by or on behalf of the Eligible Stockholder relating to the Corporation’s annual meeting of stockholders, one or more of the Corporation’s directors or director nominees or any Stockholder Nominee, regardless of whether the filing is required under Exchange Act Regulation 14A, or whether any exemption from filing is available for the materials under Exchange Act Regulation 14A, and (E) at the request of the Corporation, promptly, but in any event within five business days after such request (or by the day prior to the day of the annual meeting, if earlier), provide to the Corporation such additional information as reasonably requested by the Corporation, and

(4)                                 in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all members of the group with respect to the nomination and matters related thereto, including withdrawal of the nomination, and the written agreement, representation, and warranty of the Eligible Stockholder that it shall provide, within five business days after the date of the Stockholder Notice, documentation reasonably satisfactory to the Corporation demonstrating that the number of stockholders and/or beneficial owners within such group does not exceed twenty, including whether a group of funds qualifies as one stockholder or beneficial owner within the meaning of subsection 11.2(2).

(2)                                 To be timely under this Section 11, the Stockholder Notice must be delivered by a stockholder to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business (as defined in subsection 10.1(7) above) on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date (as stated in the Corporation’s proxy materials) the definitive proxy statement was first released to stockholders in connection with the preceding year’s annual meeting of stockholders; provided, however, that in the event the annual meeting is more than 30 days before or after the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, to be timely, the Stockholder Notice must be so delivered not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of the 120 day prior to such annual meeting or the 10th day following the day on which public announcement (as defined in subsection 10.1(7) above) of the date of such meeting is first made by the Corporation.  In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice of the meeting has already been given to stockholders or a public announcement of the meeting date has already been made, commence a new time period (or extend any time period) for the giving of the Stockholder Notice as described above.

(3)                                 The Stockholder Notice shall include, for each Stockholder Nominee, all written and signed representations and agreements and all completed and signed questionnaires required pursuant to subsection 9.4(1) above.  At the request of the Corporation, the Stockholder Nominee must promptly, but in any event within five business days after such request, provide to the Corporation such other information as it may reasonably request.  The Corporation may request such additional information as necessary to permit the Board of Directors to determine if each Stockholder Nominee satisfies the requirements of this Section 11.

(4)                                 In the event that any information or communications provided by the Eligible Stockholder or any Stockholder Nominees to the Corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s right to omit a Stockholder Nominee from its proxy materials as provided in this Section 11.

(5)                                 All information provided pursuant to this subsection 11.3 shall be deemed part of the Stockholder Notice for purposes of this Section 11.

11.4                        Proxy Access Procedures.

(1)                                 Notwithstanding anything to the contrary contained in this Section 11, the Corporation may omit from its proxy materials any Stockholder Nominee, and such nomination shall be disregarded and no vote on such Stockholder Nominee shall occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if:

(a)                                 the Eligible Stockholder or Stockholder Nominee breaches any of its agreements, representations or warranties set forth in the Stockholder Notice or otherwise submitted pursuant to this Section 11, any of the information in the Stockholder Notice or otherwise submitted pursuant to this Section 11 was not, when provided, true, correct and complete, or the Eligible Stockholder or applicable Stockholder Nominee otherwise fails to comply with its obligations pursuant to these Bylaws, including, but not limited to, its obligations under this Section 11,

(b)                                 the Stockholder Nominee (1) is not independent under any applicable listing standards, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, (2) is or has been, within the past three years, an officer or director of a competitor, as defined for the purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended, (3) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding (excluding traffic violations and other minor offenses) within the past ten years or (4) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended,

(c)                                  the Corporation has received a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate any candidate for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director in subsection 10.1, or

(d)                                 the election of the Stockholder Nominee to the Board of Directors would cause the Corporation to violate the Certificate of Incorporation of the Corporation, these Bylaws, or any applicable law, rule, regulation or listing standard.

(2)                                 An Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 11 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials and include such assigned rank in its Stockholder Notice submitted to the Corporation. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 11 exceeds the Authorized Number, the Stockholder Nominees to be included in the Corporation’s proxy materials shall be determined in accordance with the following provisions:  one Stockholder Nominee who satisfies the eligibility requirements in this Section 11 shall be selected from each Eligible Stockholder for inclusion in the Corporation’s proxy materials until the Authorized Number is reached, going in order of the amount (largest to smallest) of shares of the Corporation each Eligible Stockholder disclosed as Owned in its Stockholder Notice submitted to the Corporation and going in the order of the rank (highest to lowest) assigned to each Stockholder Nominee by such Eligible Stockholder. If the Authorized Number is not reached after one Stockholder Nominee who satisfies the eligibility requirements in this Section 11 has been selected from each Eligible Stockholder, this selection process shall continue as many times as necessary, following the same order each time, until the Authorized Number is reached. Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 11 thereafter is nominated by the Board of Directors, thereafter is not included in the Corporation’s proxy materials or thereafter is not submitted for director election for any reason (including the Eligible Stockholder’s or Stockholder Nominee’s failure to comply with this Section 11), no other nominee or nominees shall be included in the Corporation’s proxy materials or otherwise submitted for election as a director at the applicable annual meeting in substitution for such Stockholder Nominee.

(3)                                 Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (a) withdraws from or becomes ineligible or unavailable for election at the annual meeting for any reason, including for the failure to comply with any provision of these Bylaws (provided that in no event shall any such withdrawal, ineligibility or unavailability commence a new time period (or extend any time period) for the giving of a Stockholder Notice) or (b) does not receive a number of votes cast in favor of his or her election at least equal to twenty-five percent (25%) of the shares present in person or represented by proxy and entitled to vote in the election of directors, shall be ineligible to be a Stockholder Nominee pursuant to this Section 11 for the next two annual meetings.

(4)                                 Notwithstanding the foregoing provisions of this Section 11, unless otherwise required by law or otherwise determined by the Chairman of the meeting or the Board of Directors, if the stockholder delivering the Stockholder Notice (or a qualified representative of the stockholder, as defined in subsection 10.1(7)) does not appear at the annual meeting of stockholders of the Corporation to present its Stockholder Nominee or Stockholder Nominees, such nomination or nominations shall be disregarded, notwithstanding that proxies in respect of the election of the Stockholder Nominee or Stockholder Nominees may have been received by the Corporation. Without limiting the Board of Directors’ power and authority to interpret any other provisions of these Bylaws, the Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Section 11 and to make any and all determinations necessary or advisable to apply this Section 11 to any persons, facts or circumstances, in each case acting in good faith. This Section 11 shall be the exclusive method for stockholders to include nominees for director election in the Corporation’s proxy materials.

Section 12.                         Remote Communications. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the Delaware General Corporation Law.  If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication (a) participate in a meeting of stockholders and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

ARTICLE III.
Board of Directors.

Section 1.                                General Powers. The property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 2.                                Number, Qualifications, Election and Terms of Office. The number of Directors shall be not less than seven nor more than sixteen, as determined from time to time by resolution of the Board of Directors. The Directors need not be stockholders of the Corporation. The election of Directors need not be by ballot except as otherwise provided by law or by these Bylaws.

Section 3.                                Quorum and Manner of Action. Except as otherwise required by law or provided herein, a majority of the directors then in office shall be required to constitute a quorum for the transaction of business at any meeting; provided, however, that it is not less than one-third of the total number of directors then authorized. The affirmative vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. The Board of Directors may postpone, reschedule or cancel any previously scheduled meeting of the Board of Directors. In the absence of a quorum, the majority of the Directors present, or the Chairman of the meeting, may adjourn the meeting from time to time until a quorum be had. Notice of any adjourned meeting need not be given, other than by announcement at the meeting being adjourned.

Section 4.                                Place of Meeting, etc.. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

Section 5.                                RESERVED.

Section 6.                                Regular Meetings. Regular meetings of the Board of Directors shall be held at such intervals as the Board of Directors deems appropriate at such place and at such times as the Board of Directors may from time to time determine. Notice of the regular meetings need not be given.

Section 7.                                Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the Chief Executive Officer or the President or by a majority of the directors then in office. Notice of each meeting shall be mailed to each director, addressed to him or her at his or her residence or usual place of business, at least forty-eight hours before the time at which the meeting is being held, or shall be given to him or her by electronic transmission or telephone, or be delivered personally, not later than twenty-four hours before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting but need not state the purposes thereof except as otherwise required by these Bylaws or by law. Whenever notice is required to be given by law or under the Certificate of Incorporation or these Bylaws, a written waiver of any notice, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether given before or after the time stated therein, shall be deemed equivalent to the notice required to be given to such person. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws. Notice of any adjourned meeting of the Board of Directors shall not be required to be given, except where expressly required by law.

Section 8.                                Organization. At each meeting of the Board of Directors, the Chairman of the Board, or, in his or her absence, a director chosen by a majority of the directors present shall act as Chairman. The Secretary, or, in his or her absence, an Assistant Secretary, or, in the absence of both the Secretary and assistant secretaries, any person appointed by the Chairman shall act as Secretary of the meeting.

Section 9.                                Order of Business; Rules and Regulations. At all meetings of the Board of Directors business shall be transacted in the order determined by the Board of Directors. The Board of Directors shall adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation or these Bylaws for the conduct of its meetings and management of the affairs of the Corporation as the Board of Directors shall deem proper.

Section 10.                         Resignations. Any director of the Corporation may resign at any time by giving notice in writing or by electronic transmission to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. The resignation of any director shall take effect upon delivery, unless the resignation specifies a later effective date or time or an effective date or time determined upon the happening of an event or events; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 11.                         Removal of Directors. Except as otherwise required by law, any director may be removed either with or without cause, at any time, by the affirmative vote of the holders of a majority of the voting power entitled to vote at an election of directors as provided in the Certificate of Incorporation; and the vacancy in the Board of Directors caused by any such removal may be filled by the stockholders.

Section 12.                         Vacancies. Any vacancy in the Board of Directors caused by death, resignation, removal, disqualification, an increase in the number of directors, or any other cause may be filled by the directors then in office, even though less than a quorum, or by the sole remaining director, or by the stockholders of the Corporation at the next annual meeting or any special meeting called for the purpose and at which a quorum is present, and each director so elected, shall hold office for a term to expire at the next annual election of directors, and until his or her successor shall be duly elected and qualified, or until his or her death or until he or she shall resign or shall have been removed in the manner herein provided. Except as otherwise required by law, in case of a vacancy in the Board of Directors, the remaining director or directors shall retain the full capacity to act as the Board of Directors under these Bylaws.

Section 13.                         Fees. Each director shall be paid such fees, if any, as shall be fixed by the Board of Directors and in addition such reasonable transportation and other expenses actually incurred by him or her.

Section 14.                         The Chairman of the Board. The Chairman of the Board shall be a director and shall preside at all meetings of the Board. The Chairman of the Board shall, subject to the overall supervision of the Board of Directors, perform all duties incident to the office of the Chairman of the Board, and such other duties as may be assigned to him or her from time to time by the Board of Directors. In case of the absence or disability of the Chairman, the Board of Directors may designate another director to act in place of the Chairman during his or her absence or disability, and when so acting such person shall have all the powers of and be subject to all the restrictions upon the Chairman, except as may otherwise be provided in the resolution of the Board of Directors making such designation.

Section 15.                         The Vice Chairman of the Board. The Vice Chairman of the Board shall be a director and shall perform all duties incident to the office of the Vice Chairman of the Board and such other duties as may be assigned to him or her from time to time by the Board of Directors or the Chairman of the Board.

ARTICLE IV.
Committees.

Section 1.                                How Constituted, Powers, Name. The Board of Directors may, by resolution or resolutions, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which, to the extent permitted by law and provided in said resolution or resolutions or in these Bylaws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be stated in these Bylaws or as may be determined from time to time by resolution adopted by the Board of Directors. The term “Committee” as used in this Article IV means any committee constituted pursuant to these Bylaws. The Board of Directors shall, by resolution, designate or create any Committee required by the rules of any securities exchange on which shares of the capital stock of the Corporation are listed.

Section 2.                                Term of Office and Vacancies. Each member of a Committee shall continue in office until the first meeting of the Board of Directors following the annual meeting of stockholders held by the Board of Directors next succeeding his or her election and until a director to succeed him or her shall have been elected and shall have qualified, or until his or her death or until he or she shall have resigned or shall have been removed in the manner hereinafter provided. Any vacancy in a Committee shall be filled by the Board of Directors at any regular or special meeting thereof.

Section 3.                                Organization. The Chairman of each Committee shall be designated by the Board of Directors or by the Committee. The Secretary, or, in his or her absence, an Assistant Secretary, or, in the absence of both the Secretary and assistant secretaries, any person appointed by the Chairman of the Committee, shall act as Secretary thereof. In the absence from any meeting of any Committee of its Chairman or its Secretary such Committee shall appoint a Chairman or Secretary, as the case may be, of the meeting. Each Committee shall keep a record of its acts and proceedings and report the same from time to time to the Board of Directors.

Section 4.                                Resignations. Any member of a Committee may resign from membership on that Committee by giving notice in writing or by electronic transmission to the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary. Such resignation shall take effect upon delivery, unless the resignation specifies a later effective date or time or an effective date or time determined upon the happening of an event or events, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.                                Removal. Any member of a Committee may be removed with or without cause at any time by the Board of Directors given at any regular meeting or at any special meeting.

Section 6.                                Meetings. Regular meetings of each Committee, of which no notice shall be necessary, shall be held on such days and at such place as may be determined by the Committee. Special meetings of each Committee may be called by any member of such Committee. Notice of each special meeting of the Committee shall be mailed to each member thereof, addressed to him or her at his or her residence or usual place of business, at least twenty-four hours before the time at which the meeting is being held, or shall be given to him or her by electronic transmission or telephone, or be delivered personally, not later than twenty-four hours before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting but need not state the purposes thereof except as otherwise required by these Bylaws or by law. Whenever notice is required to be given by law or under the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

Section 7.                                Quorum and Manner of Acting. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, and except as otherwise provided by resolution of the Board of Directors:  (1) a majority of the directors then serving on the Committee shall constitute a quorum for the transaction of business and (2) the act of a majority of those present at a meeting at which a quorum is present shall be the act of such Committee. The members of each Committee shall act only as a committee and the individual members shall have no power as such.

Section 8.                                Fees. Each member of a Committee shall be paid such fees, if any, as shall be fixed by the Board of Directors and in addition such reasonable transportation and other expenses actually incurred by him or her.

ARTICLE V.
Officers.

Section 1.                                Numbers. The officers of the Corporation shall be a Chief Executive Officer, a President if the Board of Directors so elects, a Treasurer, a Secretary, one or more Executive Vice Presidents if the Board so elects, one or more Senior Vice Presidents if the Board so elects, and one or more Vice Presidents, Assistant Treasurers, Assistant Secretaries, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Any number of offices may be held by the same person.

Section 2.                                Election, Term of Office and Qualifications. The officers shall be elected by the Board of Directors annually or at such other intervals as the Board deems appropriate. Each officer, except such officers as may be appointed in accordance with the provisions of Section 3 of this Article V, shall hold office until his or her successor shall have been duly elected and qualified in his or her stead, or until his or her death or until he or she shall have resigned or shall have been removed in the manner herein provided.

Section 3.                                Subordinate Officers. The Board of Directors may from time to time appoint such other officers as it may deem necessary, and the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the President may from time to time appoint such employees and agents of the Corporation as they, or any of them, may deem proper. Such officers, employees and agents shall hold office for such period, have such authority, and perform such duties as in these Bylaws provided or as the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe.  The Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the President may from time to time authorize any officer to appoint and remove agents and employees and to prescribe the powers and duties thereof.

Section 4.                                Removal. An officer may be removed, either with or without cause, by the Board of Directors or by any superior officer upon whom the power of removal may be conferred by the Board of Directors or by these Bylaws.

Section 5.                                Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. Any such resignation shall take effect upon delivery unless the resignation specifies a later effective date or time or an effective date or time determined upon the happening of an event or events; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6.                                Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for regular election or appointment to such office.

Section 7.                                The Chief Executive Officer. The Chief Executive Officer shall perform all duties incident to the office of the Chief Executive Officer and such other duties as may from time to time be assigned to him or her by the Board of Directors, or an Executive Committee constituted pursuant to Article IV of these Bylaws.

Section 8.                                The President. The President shall perform all duties incident to the office of the President and such other duties as may from time to time be assigned to him or her by the Board of Directors, the Chairman of the Board, or an Executive Committee constituted pursuant to Article IV of these Bylaws.

Section 9.                                Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. Each Executive Vice President, each Senior Vice President and each Vice President shall perform all such duties as may be incident to their respective offices or as may from time to time be assigned to them, or any of them, by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or an Executive Committee constituted pursuant to Article IV of these Bylaws.

Section 10.                         The Secretary. The Secretary shall record or cause to be recorded in books provided for the purpose the minutes of the meetings of the stockholders, of the Board of Directors and of any Committee constituted pursuant to Article IV of these Bylaws; shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; shall be custodian of the records and of the seal of the Corporation and see that the seal is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and in general, the Secretary shall perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

Section 11.                         Assistant Secretaries. At the request of the Secretary or in his or her absence or disability, one or more Assistant Secretaries shall perform all the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them by the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or the Board of Directors.

Section 12.                         The Treasurer. The Treasurer shall give such bond for the faithful performance of his or her duties as the Board of Directors shall require. He or she shall supervise and be responsible for all funds and securities of the Corporation, and the deposit of all such funds in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of these Bylaws; at all reasonable times exhibit his or her books of account and records, and cause to be exhibited the books of account and records of any corporation all of whose shares except directors’ shares are owned by the Corporation, to any of the directors of the Corporation upon application during business hours at the office of the Corporation or such other corporation, where such books and records are kept; render a statement of the condition of the finances of the Corporation to the Board of Directors at all regular meetings of the Board of Directors, and a full financial report at the annual meeting of the stockholders, if called upon to do so; receive, or cause to be received, and give receipts, or cause receipts to be given for, moneys due and payable to the Corporation from any source whatsoever; and in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

Section 13.                         Assistant Treasurers. At the request of the Treasurer or in his or her absence or disability one or more Assistant Treasurers shall perform all the duties of the Treasurer, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them by the Chairman of the Board, the Chief Executive Officer, the President, the Treasurer or the Board of Directors.

Section 14.                         Indemnification.

(a)                                 Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, judicial, administrative or legislative hearing, or any other threatened, pending or completed proceeding, whether brought by or in the right of the Corporation or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative or other nature (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), or by reason of anything done or not done by him or her in any such capacity, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes, penalties and amounts paid in settlement by or on behalf of the indemnitee) actually and reasonably incurred by such indemnitee in connection therewith, all on the terms and conditions set forth in these Bylaws; provided, however, that, except as provided in paragraph (c) of this Section 14 with respect to suits to enforce rights under this Section 14, the Corporation shall indemnify or advance expenses to any such indemnitee in connection with a proceeding (or part thereof) voluntarily initiated by such indemnitee (including claims and counterclaims, whether such counterclaims are asserted by: (1) such indemnitee, or (2) the Corporation in a proceeding initiated by such indemnitee) only if such proceeding (or part thereof) was authorized or ratified by the Board of Directors or the Board of Directors otherwise determines that indemnification or advancement of expenses is appropriate.

(b)                                 To receive indemnification under this Section 14, an indemnitee shall submit a written request to the Secretary of the Corporation.  Such request shall include documentation or information that is necessary to determine the entitlement of the indemnitee to indemnification and that is reasonably available to the indemnitee.  Upon receipt by the Secretary of such a written request, the entitlement of the indemnitee to indemnification shall be determined by the following person or persons who shall be empowered to make such determination, as selected by the Board of Directors (except with respect to clause (5) of this subsection 14(b)):  (1) the Board of Directors by a majority vote of the directors who are not parties to such proceeding, whether or not such majority constitutes a quorum, (2) a committee of such directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the indemnitee, (4) the stockholders of the Corporation or (5) in the event that a change of control (as defined below) has occurred, by independent legal counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the indemnitee. The determination of entitlement to indemnification shall be made and, unless a contrary determination is made, such indemnification shall be paid in full by the Corporation not later than sixty days after receipt by the Secretary of a written request for indemnification.  For purposes of this Section 14, a “change of control” will be deemed to have occurred if, with respect to any particular twenty-four-month period, the individuals who, at the beginning of such twenty-four-month period, constituted the Board of Directors (the “incumbent board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the beginning of such twenty-four-month period whose election, or nomination for election by the stockholders of the Corporation, was approved by a vote of at least a majority of the directors then comprising the incumbent board shall be considered as though such individual were a member of the incumbent board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors.

(c)                                  In addition to the right to indemnification conferred in paragraph (a) of this Section 14, an indemnitee shall have the right, to the fullest extent permitted by law, to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, an advancement of expenses shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this paragraph (b) or otherwise and a written request to the Secretary of the Corporation that reasonably evidences the expenses incurred by the indemnitee. The rights conferred in paragraphs (a) and (c) of this Section 14 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee, or agent or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

(d)                                 If a claim under paragraph (a) or (b) of this Section 14 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation in a court of competent jurisdiction in the State of Delaware to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit to the fullest extent permitted by law. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met any applicable standard of conduct for indemnification set forth in the Delaware General Corporation Law; and in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard of conduct for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, and in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or is not entitled to such advancement of expenses, under applicable law, this Section 14 or otherwise shall be on the Corporation.

(e)                                  The rights conferred in this Section 14 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, a certificate of incorporation or bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

(f)                                   The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, agent or trustee of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

(g)                                  The Corporation may, to the extent and in the manner permitted by law, and to the extent authorized from time to time, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation.

(h)                                 Any amendment, alteration or repeal of this Section 14 that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal. If any provision or provisions of this Section 14 shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law:  (1) the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Section 14 (including, without limitation, all portions of any paragraph of this Section 14 containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby and (2) to the fullest extent possible, the provisions of this Section 14 (including, without limitation, all portions of any paragraph of this Section 14 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Corporation provide protection to the indemnitee to the fullest extent set forth in this Section 14.

ARTICLE VI.
Contracts, Checks, Drafts, Bank Accounts, etc.

Section 1.                                Signature Authority. In addition to the authority that the officers of the Corporation hold incident to their respective offices, the Board of Directors, except as in these Bylaws otherwise provided, may authorize any officer or officers, employees or agents of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.  The power to grant such authority also may be expressly delegated by the Board of Directors to one or more officers of the Corporation.

Section 2.                                Loans. No loan shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless authorized by the Board of Directors. Such authorization may be general or confined to specific instances. When so authorized, any authorized officer, employee or agent of the Corporation may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation and, when authorized as aforesaid, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, may mortgage, pledge, hypothecate or transfer any real or personal property at any time held by the Corporation and to that end execute instruments of mortgage or pledge or otherwise transfer such property. Such authority may be general or confined to specific instances.

Section 3.                                Checks, Drafts, etc.. All checks, drafts or other orders for the payment of money and notes, or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, employees or agents of the Corporation as shall from time to time be determined by resolution of the Board of Directors. Such authority may be general or confined to specific instances and the granting of such authority may be expressly delegated by the Board of Directors to one or more officers, employees or agents of the Corporation.

Section 4.                                Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may from time to time designate, or as may be designated by an officer or officers, employees or agents of the Corporation to whom such power may be delegated by the Board of Directors, and for the purpose of such deposit, the Chairman of the Board, the Chief Executive Officer, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary or other authorized persons may endorse, assign and deliver checks, drafts, and other orders for the payment of money which are payable to the order of the Corporation.

Section 5.                                General and Special Bank Accounts. The Board of Directors may from time to time authorize the opening and keeping with such banks, trust companies or other depositaries as it may designate of general and special bank accounts, may make such special rules and regulations with respect thereto, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

Section 6.                                Proxies. Except as otherwise provided in these Bylaws or in the Certificate of Incorporation, and unless otherwise provided by resolution of the Board of Directors, or of any Committee constituted pursuant to Article IV of these Bylaws with power for the purpose, the Chairman of the Board, the Chief Executive Officer or the President, or any attorney or attorneys or agent or agents appointed from time to time by the Chairman of the Board, the Chief Executive Officer or the President, may, in the name and on behalf of the Corporation, cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation or entity any of whose shares or other securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation or other entity, or to consent in writing to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as the Chairman of the Board, the Chief Executive Officer or the President may deem necessary or proper.

ARTICLE VII.
Shares and Their Transfer.

Section 1.                                Stock Certificates. The shares of capital stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock shall be uncertified shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Certificates for shares of the capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors. They shall be numbered, shall certify the number of shares held by the holder thereof and shall be signed by the Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer or officers or transfer agent or registrar who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers or transfer agent or registrar of the Corporation, whether because of death, resignation, or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature shall have been used thereon had not ceased to be such officer or officers of the Corporation.

Section 2.                                Transfer of Shares. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by his or her attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary, or a transfer agent of the Corporation, if any, and, if such shares are represented by a certificate or certificates, on surrender of the certificate or certificates for such shares properly endorsed. A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards to the Corporation except as otherwise required by law.

Section 3.                                Addresses of Stockholders. Each stockholder shall designate to the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to him or her, and if any stockholder shall fail to designate such address, corporate notices may be served upon him or her by mail directed to him or her at his or her last known post office address.

Section 4.                                Lost, Destroyed and Mutilated Certificates. The Corporation may issue, in its discretion, a new certificate or certificates of stock, or uncertificated shares, in the place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the surrender of the mutilated certificate or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction. The Corporation may, in its discretion, require the owner of the lost or destroyed certificate or his or her legal representative to give the Corporation a bond (or other adequate security) in such sum, and with surety or sureties, as it may direct, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares. The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

Section 5.                                Regulations. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of the capital stock of the Corporation.

Section 6.                                Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may, in accordance with the Delaware General Corporation Law, fix a record date.

Section 7.                                Examination of Books by Stockholders. The Board of Directors shall, subject to the laws of the State of Delaware, have power to determine, from time to time, whether and to what extent and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

Section 8.                                Treasury Stock. The Treasurer may be authorized by the Board of Directors from time to time to purchase out of surplus any outstanding fully paid shares of the Corporation, together with any rights, privileges and benefits appurtenant thereto, the same to be held in the treasury of the Corporation until and unless disposed of as hereinafter set forth. The price at which the same may be purchased and placed in the treasury shall not exceed such sum as the Board of Directors may determine from time to time. Any shares so purchased and placed in the treasury of the Corporation may be sold in such manner and on such terms as the Board of Directors may determine from time to time.

ARTICLE VIII.
Dividends, Surplus, etc.

Subject to the provisions of the Certificate of Incorporation and any restrictions imposed by statute, the Board of Directors may declare dividends from the surplus of the Corporation or from the net profits arising from its business, whenever, and in such amounts as, in its opinion, the condition of the affairs of the Corporation shall render advisable. If the date appointed for the payment of any dividend shall in any year fall on a legal holiday then the dividend payable on such date shall be payable on the next succeeding business day. The Board of Directors in its discretion may from time to time set aside from such surplus or net profits such sum or sums as it, in its absolute discretion, may think proper as a working capital or as a reserve fund to meet contingencies, or for the purpose of maintaining or increasing the property or business of the Corporation, or for any other purpose it may think conducive to the best interests of the Corporation. All such surplus or net profits, until actually declared in dividends, or used and applied as aforesaid, shall be deemed to have been so set aside by the Board for one or more of said purposes.

ARTICLE IX.
Seal.

The corporate seal of the Corporation shall consist of a metallic stamp, circular in form, bearing in its center the figures and word “1999, Delaware”, and at the outer edge the name of the Corporation.

ARTICLE X.
Fiscal Year.

The fiscal year of the Corporation shall begin on the first day of January in each year.

ARTICLE XI.
Forum for Adjudication of Disputes.

Section 1.                                Forum.  Unless the Corporation, in writing, selects or consents, to the selection of an alternative forum, the sole and exclusive forum for any current or former stockholder (including any current or former beneficial owner) to bring internal corporate claims (as defined below), to the fullest extent permitted by law, and subject to applicable jurisdictional requirements, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court or a federal court located within the State of Delaware).  For purposes of this Article XI, internal corporate claims means claims, including claims in the right of the Corporation:  (a) that are based upon a violation of a duty by a current or former director, officer, employee or stockholder in such capacity, or (b) as to which the Delaware General Corporation Law confers jurisdiction upon the Court of Chancery.

If any action the subject matter of which is within the scope of this Article XI is filed in a court other than the Court of Chancery (or, if the Court of Chancery does not have jurisdiction, another state court or a federal court located within the State of Delaware) (a “foreign action”) by any current or former stockholder (including any current or former beneficial owner), such stockholder shall be deemed to have consented to:  (a) the personal jurisdiction of the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) in connection with any action brought in any such court to enforce this Article XI, and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder.

Section 2.                                Enforceability.  If any provision of this Article XI shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article XI (including, without limitation, each portion of any sentence of this Article XI containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.

ARTICLE XII.
Emergency Bylaws.

In the event of any emergency, disaster or catastrophe, as referred to in Section 110 of the Delaware Corporation General Law, or other similar emergency condition, as a result of which a quorum of the Board of Directors cannot readily be convened for action, then the director or directors in attendance at the meeting shall constitute a quorum.  Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board of Directors as they shall deem necessary and appropriate.

ARTICLE XIII.
Amendments.

All Bylaws of the Corporation shall be subject to alteration or repeal, and new Bylaws not inconsistent with any provision of the Certificate of Incorporation or any provision of law, may be made, either by the affirmative vote of the holders of record of shares representing in the aggregate a majority of the total voting power of the Corporation entitled to vote in respect thereof, given at an annual meeting or at any special meeting or by the Board of Directors at any regular or special meeting.